Exhibit 99.1
China Direct Industries Reports Financial Results for the Third Quarter of Fiscal 2011 Ended June 30, 2011

-3rd Quarter revenue reaches $57.0 million up 78.5% from the 3rd quarter of fiscal 2010
-3rd Quarter net income of $4.3 million up from a loss of ($1.1 million) in the 3rd quarter of 2010
-3rd Quarter Basic and Diluted EPS climbs to $0.11 compared to a loss of ($0.04) in the 3rd quarter of 2010
-First nine months basic and diluted EPS reached $0.20 compared to a loss per share of ($0.02) for the first nine months of 2010

DEERFIELD BEACH, FL--(08/15/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based company that sources, produces and distributes industrial commodities in China and the Americas and provides business and financial consulting services, announced today its financial results for the third quarter of  fiscal 2011 ended June 30, 2011.

Financial Highlights

For the third quarter of fiscal 2011 total revenues increased to $57.0 million up 78.5% compared to total revenues of $31.9 million recorded in the third quarter of fiscal 2010.  We recorded operating income of $4.6 million for our third quarter of fiscal 2011 compared to an operating loss of ($1.3 million) in the third quarter of fiscal 2010.  Additionally, our operating activities generated $1.8 million in cash in the third quarter of fiscal 2011.  Our net income attributable to common stockholders was $4.3 million in the third quarter of fiscal 2011 compared to a net loss of ($1.1 million) in the comparable period of fiscal 2010.   We recorded consolidated earnings per basic and diluted share of $0.11 in the third quarter of fiscal 2011 compared to loss of ($0.04) per basic and diluted share in the third quarter of fiscal 2010.  For the first nine months of fiscal 2011 we recorded net income of $7.0 million or $0.20 per basic and diluted share on 35 million weighted average shares as compared to a net loss of ($492,000) or ($0.02) per basic and diluted share on 29 million weighted average shares in the comparable period in fiscal 2010.

Overall revenue improved in each of our segments when compared to the third quarter of fiscal 2010. Total revenue in our Magnesium segment reached $25.0 million up 74.7% from the $14.3 million in revenue we recorded in the third quarter of fiscal 2010 driven by continued improvement in global demand and pricing, sales from a recent acquisition as well as increased sales from production at recently restarted facilities.  We shipped 9,049 metric tons of magnesium, a 51.7% increase from the 5,967 metric tons shipped in the third quarter of fiscal 2010. The average price per metric ton was $2,765 in the third quarter of fiscal 2011, up 15.2% from the third quarter of fiscal 2010 and up 4.8% from the prior quarter.  Gross margins, excluding depreciation, were 6.0% in the third quarter of fiscal 2011 and 5.1% for the first nine months of fiscal 2011.  The improving trends over the course of the first nine months of fiscal 2011 reflect a shift in our sales mix toward production sales as our previously idled facilities recommenced operations, partially offset by higher energy and labor costs. Our gross margins, including depreciation, were 2.5% in the third quarter of fiscal 2011 compared to 4.3% in the comparable period in fiscal 2010. Our Magnesium segment recorded a net loss attributable to China Direct Industries of ($68,000) in the third quarter of fiscal 2011, inclusive of $885,000 in depreciation related expenses.  This compares to a net loss of ($390,000) in the comparable period in fiscal 2010, inclusive of $580,000 in depreciation related expenses. For the first nine months of fiscal 2011 this segment recorded a loss attributable to China Direct Industries of ($813,000) inclusive of $3.0 million in depreciation related expenses.

Revenues from our Basic Materials segment in the third quarter of fiscal 2011 increased to $20.2 million up 19.2% from the third quarter of fiscal 2010.  Gross margins improved to 6.0% in the third quarter as compared to 4.7% largely due to $2.3 million in higher margin iron ore sales from our U.S.-based industrial commodities business and improved margins in sales from our specialty chemicals distribution business.  Consulting revenue increased significantly to $11.8 million in the third quarter of fiscal 2011 due to transactional business completed for a new client.  Gross margins from this segment were 48.4%.

Balance Sheet

At June 30, 2011, our total assets were $130.6 million and shareholder equity was $80.3 million with 40.2 million shares outstanding. At September 30, 2010, total assets were $95.9 million and shareholder equity of $50.2 million with 31.7 million shares outstanding.  At June 30, 2011 cash and cash equivalents were $10.3 million with pre-paid expenses of $12.5 million as compared to cash and cash equivalents of $10.1 million with $8.6 million in prepaid expenses at September 30, 2010.  Additionally, we increased inventories in the quarter by over $5.8 million when compared to September 30, 2010 to support stronger demand.  Working capital improved to $56.6 million at June 30, 2011 from $30.3 million from September 30, 2010.

Financial Outlook

As overall trends in our end-markets continue to improve and our revenue base has strengthened across all of our business segments, we now see revenue for the full 2011 fiscal year exceeding $200 million with net income of $12 million.  We will further discuss our operating results as well as our outlook for fiscal 2011 during the conference call today, August 15, 2011 at 4:30 PM EST.

Commenting on our results for the third quarter of fiscal 2011, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "We are pleased to have achieved revenue improvement across all our business segments while generating close to $2 million in cash from our operating activities.  As overall trends in magnesium continue to improve compared to fiscal 2010, we are beginning to see a stronger pricing environment flow through to our bottom line results.  Additionally, we believe that as we ramp production and further shift our sales mix in our magnesium segment, our margins and bottom line performance will show substantial improvement in the coming quarters. We have increased sales in our Basic Materials segment and improved margins with the help of our U.S.-based industrial commodities business.  We look forward to the significant expansion of this business in the coming quarters as we begin shipping iron ore from South America in addition to Mexico.  Our Consulting segment continues its strong top and bottom line performance through the addition of two new clients in this fiscal year.  Our balance sheet has strengthened as we continue to build momentum that is beginning to manifest itself in many aspects of our operating results.  We are steadfast in our belief that if we execute on our plans for magnesium and our other businesses in China as well as our industrial commodities business in the Americas, we can generate significant growth through strong and profitable revenue streams in China and the U.S. for many years to come.”

China Direct Industries Conference Call to discuss its financial results for the third quarter of fiscal 2011.

The conference call will take place at 4:30 p.m. EST on Monday, August 15, 2011. Anyone interested in participating should call (877) 407-0778 if calling within the United States or (201) 689-8565 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries 2011 Third Quarter Earnings conference call.  The Conference ID number is 377261.

This call is being webcast and can be accessed at China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=165543.
The playback of the webcast can be accessed through either site until November 15, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based company that sources, produces and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2011	September 30, 2010
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$10,263,787	$10,110,818
Marketable securities available for sale	19,693,322	2,221,290
Marketable securities available for sale-related parties	436,267	672,735
Accounts and notes receivables, net of allowance of $303,165 and $214,701, respectively	25,887,544	15,235,983
Accounts, loans and other receivables, and prepaid expenses - related parties	9,049,536	7,680,222
Inventories, net	12,137,739	6,372,925
Prepaid expenses and other current assets, net	12,490,941	8,552,369
Current assets of discontinued operations	51,345	51,345
Restricted cash, current	1,129,583	5,091,023
Total current assets	91,140,064	55,988,710
Property, plant and equipment, net	36,819,805	37,512,261
Intangible assets	171,576	194,541
Property use rights, net	2,229,511	1,970,585
Other long-term assets	62,914	-
Long-lived assets of discontinued operations	196,078	196,078
Total assets	$130,619,948	$95,862,175

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$2,681,649	$5,613,532
Accounts payable and accrued expenses	20,515,470	11,250,879
Accounts and other payables-related parties	5,082,646	3,973,704
Advances from customers and deferred revenue	3,217,304	2,797,315
Other liabilities	2,398,111	1,073,926
Taxes payable	606,583	877,840
Current liabilities of discontinued operations	49,538	80,000
Total liabilities	34,551,301	25,667,196

CHINA DIRECT INDUSTRIES INC. EQUITY
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares outstanding at September 30, 2010 and June 30, 2011.	1,006,250	1,006,250
Common Stock: $.0001 par value; 40,248,583 and 31,657,244 authorized and outstanding, respectively	4,025	3,166
Additional paid-in capital	75,983,627	65,032,845
Accumulated other comprehensive income	13,915,150	1,795,387
Accumulated deficit	(10,595,627)	(17,643,217)
Total China Direct Industries, Inc. stockholders' equity	80,313,425	50,194,431
Noncontrolling interests	15,755,222	20,000,548
Total equity	96,068,647	70,194,979
Total liabilities and equity	$130,619,948	$95,862,175

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended June 30,		For the nine months ended June 30,
	2011	2010	2011	2010

Revenues	$55,154,956	$29,987,583	$141,588,028	$71,021,737
Revenues-related parties	1,860,644	1,956,931	3,465,187	6,545,831
Total revenues	57,015,600	31,944,514	145,053,215	77,567,568
Cost of revenues	49,457,823	29,984,123	127,739,204	71,788,808
Gross profit	7,557,777	1,960,391	17,314,011	5,778,760

Operating income (expenses):
Selling, general, and administrative	3,006,256	3,304,123	9,821,167	8,566,932
Other operating income-related party	(3,919)	-	(106,791)	-
Other operating expense (income)	1,180	-	(354,018)	-
Operating income (expenses)	4,554,260	(1,343,732)	7,953,653	(2,788,172)
Other (expenses) income:
Other (expense) income:	(178,469)	(43,961)	86,892	4,524
Interest (expense) income	(119,025)	37,332	(186,069)	40,944
Realized income (loss) on investment securities available for sale	-	33,155	(379,969)	2,134,344
Total other (expenses) income	(297,494)	26,526	(479,146)	2,179,812
Income (loss) from continuing operations before income taxes	4,256,766	(1,317,206)	7,474,507	(608,360)
Income tax expense	(53,078)	(7,378)	(120,719)	(62,302)
Net income (loss)	4,203,688	(1,324,584)	7,353,788	(670,662)
Net (income) loss attributable to noncontrolling interests-continuing operations	102,870	240,167	424,981	258,913
Net income (loss) attributable to China Direct Industries	$4,306,558	$(1,084,417)	$7,778,769	$(411,749)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,130)	(20,125)	(60,390)	(80,433)
Deemed dividend - beneficial conversion feature	-	-	(600,693)	-
Dividend - warrant valuation	-	-	(76,705)	-
Net income attributable to common stockholders	$4,286,428	$(1,104,542)	$7,040,981	$(492,182)

Basic and diluted income per common share
Basic	$0.11	$(0.04)	$0.20	$(0.02)
Diluted	$0.11	$(0.04)	$0.20	$(0.02)
Basic weighted average common shares outstanding	37,567,331	28,828,887	34,694,215	28,940,495
Diluted weighted average common shares outstanding	38,250,045	28,828,887	34,818,040	28,940,495

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand, our expectations regarding, production, capacity utilization and operating performance in our magnesium segment, demand for and growth in our consulting segment and the completion of shipments of iron ore and the growth in our industrial commodities business. . In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our commodity trading business.
•	Fluctuations in the cost or availability of coke gas, coal and electricity.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
•	The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Fluctuations in the value of the RMB may have a material adverse effect on your investment.
•
Delisting of our securities from trading by NASDAQ could adversely affect the market liquidity of our common stock, our ability to obtain financing for the continuation of our operations and harm our business.

•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net